Exhibit 99.1

SolarCity and John Hancock Announce $227 Million Cash Equity Financing

SAN MATEO, Calif., May 3, 2016—SolarCity Corp. (Nasdaq: SCTY) today announced that it has completed its first cash equity transaction with partner John Hancock Financial. John Hancock is investing $227 million in a diversified portfolio of residential, commercial and industrial solar power projects that collectively represent 201 megawatts of generation capacity.

SolarCity monetizes the majority of 20-years of underlying cash flows—including solar renewable energy credits (SRECs) associated with the projects—but retains ownership of the assets and continues to service the customers. SolarCity retains a minority share of annual cash flows throughout the contract term as well as 99% of post-contract cash flows. The transaction raised $3.00 of financing per watt of solar generation capacity for SolarCity including tax equity investments, upfront rebates and prepayments; a blend of $3.24/watt for residential projects and $2.35/watt for commercial projects.

“We’re proud to partner with John Hancock, one of the most trusted brands in insurance and financial services, on this 20-year investment in our residential and commercial solar contracts,” said Radford Small, SolarCity’s Executive Vice President of Global Capital Markets. “Cash equity enables SolarCity to monetize a high percentage of cash flows to maximize upfront financing proceeds. This transaction is an exciting addition and diversification of our long-term financing options for solar assets.”

“We are pleased to partner with SolarCity in this transaction which represents an excellent opportunity to acquire long-term, contracted cash flows in renewable energy,” said Recep Kendircioglu, Managing Director, Power & Infrastructure at John Hancock. “This investment further supports John Hancock’s commitment to clean energy and sustainability.”

The portfolio of assets included in the first transaction is a representative sample of SolarCity’s current customer base. The average FICO score of the residential customers in the portfolio is 744, and the commercial customers include a number of national brand retail locations. The projects were spread among 18 states with no single state representing more than 35% of the portfolio, and the vast majority of the installations were completed in 2015.

About SolarCity

SolarCity (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

About John Hancock Financial and Manulife

John Hancock Financial is part of Manulife Financial Corporation, a leading international financial services group with principal operations in Asia, Canada and the United States. Operating as Manulife in Canada and Asia, and primarily as John Hancock in the United States, our group of companies offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents and distribution partners. Assets under management by Manulife and its subsidiaries were $935 billion (US $676 billion) as at December 31, 2015. Manulife Financial Corporation trades as ‘MFC’ on the TSX, NYSE and PSA, and under ‘945’ on the SEHK. Manulife can be found on the Internet at manulife.com.

Exhibit 99.1

The John Hancock unit, through its insurance companies, comprises one of the largest life insurers in the United States. John Hancock offers and administers a broad range of financial products, including life insurance, annuities, investments, 401(k) plans, long-term care insurance, college savings, and other forms of business insurance. Follow John Hancock on Twitter @JohnHancockUSA or visit www.johnhancock.com.

Investor Contact

Aaron Chew

650-963-5662

investors@solarcity.com

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This release contains forward-looking statements including, but not limited to, statements regarding SolarCity’s expected future cashflows and other statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including the risk that the timing of the transaction is delayed or the closing conditions are not satisfied. You should read the section entitled “Risk Factors” in SolarCity’s annual report on Form 10-K, which has been filed with the Securities and Exchange Commission and identifies certain of these and additional risks and uncertainties. SolarCity does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.